Exhibit 99.B(d)(78)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wells Capital Management, Inc.

As of July 15, 2008, as amended April 9, 2010

SEI INSTITUTIONAL MANAGED TRUST

Tax-Managed Small Cap Fund

Mid-Cap Fund

SEI Investments Management Corporation	Wells Capital Management, Inc.

By:	By:

/s/ David F. McCann	/s/ Gabriel Ceci

Name:	Name:

David F. McCann	Gabriel Ceci

Title:	Title:

Vice President	Compliance Manager

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wells Capital Management, Inc.

As of July 15, 2008, as amended April 9, 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Tax-Managed Small Cap Fund	X.XX%

Mid-Cap Fund	X.XX% on the first $XX million of Assets; X.XX% on Assets over $XX million

Agreed and Accepted:

SEI Investments Management Corporation	Wells Capital Management, Inc.

By:	By:

/s/ David F. McCann	/s/ Gabriel Ceci

Name:	Name:

David F. McCann	Gabriel Ceci

Title:	Title:

Vice President	Compliance Manager